Exhibit 10.1

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”), dated as of December 19, 2013, is by and among Jasper Parent LLC, a Delaware limited liability company (“Parent”), Jasper Merger Sub, Inc., a Pennsylvania corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”) and Wesley R. Card, an officer and shareholder of the Company (“Shareholder”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub, and The Jones Group Inc., a Pennsylvania corporation (the “Company”), will enter into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended from time to time in accordance with its terms (the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

WHEREAS, Shareholder is, as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Common Stock, $0.01 par value (the “Company Common Stock”), of the Company set forth opposite the name of Shareholder on Schedule I hereto (together with any shares of Company Common Stock and of the Company which Shareholder may acquire at any time in the future during the term of this Agreement, the “Shares”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.  Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent and Merger Sub as follows:

(a)           Shareholder (i) is the record and/or beneficial owner of the shares of Company Common Stock set forth opposite Shareholder’s name on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this Agreement, Shareholder does not hold or have any beneficial ownership interest in any other shares of Company Common Stock.

(b)           Shareholder has the legal capacity or requisite entity power and authority, as the case may be, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  If Shareholder is an entity, it is duly organized, validly existing and in good standing under the laws of the state of its formation, and has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement.

(c)           This Agreement has been duly executed and delivered by Shareholder and, assuming this Agreement constitutes a legally valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(d)           If Shareholder is an individual and the Shares constitute community property or otherwise require spousal approval in order for this Agreement to be a legally valid and binding obligation of Shareholder, this Agreement has been duly executed and delivered by Shareholder’s spouse and, assuming this Agreement is a legal, valid and binding obligation of Parent and Merger Sub, constitutes a legal, valid and binding obligation of Shareholder’s spouse, enforceable against such spouse in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(e)           Neither the execution and delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Shareholder is a party or by which Shareholder or Shareholder’s assets are bound, except for any such violation, default or conflict which would not, individually or in the aggregate, prevent or materially delay the performance by Shareholder of any of its obligations under this Agreement. The consummation by Shareholder of the transactions contemplated hereby will not (i) to the knowledge of Shareholder, violate any provision of any law, order, settlement, judgment, injunction or decree applicable to Shareholder, (ii) if Shareholder is an entity, conflict with or violate Shareholder’s organizational documents or (iii) require any consent, approval, or notice under any law applicable to Shareholder other than (x) as required under the Exchange Act and the rules and regulations promulgated thereunder and/or (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Shareholder of any of its obligations under this Agreement.

(f)           The Shares and the certificates, if any, representing the Shares owned beneficially and/or of record by Shareholder are now, and at all times during the term hereof will be, held by Shareholder or by a nominee or custodian for the benefit of Shareholder or its clients, or by its clients (or the clients of one of its Affiliates), free and clear of all Encumbrances, claims, proxies, voting trusts or agreements, options, rights (other than community property interests, if any, applicable to an individual Shareholder), understandings or arrangements or any other liens or restrictions whatsoever on title, transfer, or exercise of any rights of a shareholder in respect of such Shares (collectively, “Liens”), except for (i) any such Liens arising hereunder or Liens pursuant to the terms of the Company’s 2009 Long-Term Incentive Plan, (ii) any applicable restrictions on transfer under state or federal securities laws and (iii) any rights, agreements, understandings or arrangements that represent solely a financial interest in cash received upon sale of the Shares (collectively, “Permitted Liens”).

(g)           Shareholder has full voting power, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares and except for Permitted Liens (none of which will prevent Shareholder from complying with the terms of this Agreement).

(h)           There is no Action pending or, to the knowledge of Shareholder, threatened against Shareholder at law or equity before or by any Governmental Entity that could reasonably be expected to impair or materially delay the performance by Shareholder of Shareholder’s obligations under this Agreement.

(i)            Shareholder has received and reviewed a substantially final draft of the Merger Agreement. Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

(j)            No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Shareholder in its capacity as such.

SECTION 2.  Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to Shareholder as follows:

(a)           Each of Parent and Merger Sub is an entity duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and each of Parent and Merger Sub has all requisite entity power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)           This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming such agreements constitute legally valid and binding obligations of the other parties thereto, this Agreement and the Merger Agreement constitute the legally valid and binding obligations of each of Parent and Merger Sub, enforceable against each of them in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

SECTION 3.  Transfer of the Shares; Other Legal Proceedings.

(a)           Prior to the termination of this Agreement, except as otherwise expressly provided herein (including pursuant to this Section 3 or Section 4) or in the Merger Agreement, Shareholder shall not: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, create or suffer to exist any Liens (other than Permitted Liens) on or consent to any of the foregoing (“Transfer”), any or all of Shareholder’s Shares, or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding other than a Permitted Lien (provided such Permitted Lien shall not prevent Shareholder from complying with the terms of this Agreement) with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares with respect to any matter that is, or that is reasonably likely to be exercised in a manner, inconsistent with the provisions hereof; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; or (v) knowingly, directly or indirectly, take or cause the taking of any other action that would restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby, excluding any bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Shares shall occur (including, but not limited to, a sale by Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Upon the request of Parent and at Parent’s expense (including any reasonable legal fees or expenses incurred by Shareholder), Shareholder shall surrender or cause to be surrendered to the Company any share certificates representing the Shares for imposition of a legend referencing these restrictions on transfer and the fact that the Shares are subject to a voting agreement in accordance with Section 1529(f) of the PBCL.

(b)           Shareholder agrees that it shall not become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) with respect to any shares of Company Common Stock or Restricted Shares or any other voting securities of the Company for the purpose of opposing or competing with or knowingly taking any actions inconsistent with the transactions contemplated by the Merger Agreement, provided, however, this Section 3(b) shall not apply if (i) the Merger Agreement shall have been terminated in accordance with its terms or (ii) this Agreement shall have been terminated in accordance with Section 7.

(c)           Notwithstanding the foregoing, Shareholder may make (i) Transfers of Shares (A) to any Affiliate, (B) by will or by operation of law or other Transfers to immediate family members, trusts for the benefit of Shareholder or any immediate family member of Shareholder or other Transfers for estate planning purposes, or upon the death of Shareholder, or (C) in connection with bona fide gifts to charitable organizations or other gift Transfers, in which each case described in clauses (A), (B) and/or (C) above, any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such Transfer, and (ii) with respect to Shareholder’s Restricted Shares (A) that vest on or prior to the Termination Date, Transfers of Shares to the Company in order to satisfy required withholding taxes applicable upon the vesting of such Restricted Shares or (B) that are forfeited on or prior to the Termination Date, Transfers of Shares to the Company in connection with such forfeiture, and (iii) other Transfers of Shares as Parent may otherwise agree in writing in its sole discretion.

(d)           The parties acknowledge and agree that, notwithstanding anything to the contrary in this Agreement, all Restricted Shares held by Shareholder remain subject to the terms and conditions of the Company’s 2009 Long-Term Incentive Plan and the applicable award agreements thereunder.

SECTION 4.  Voting of Shares.

(a)           Without in any way limiting Shareholder’s right to vote Shareholder’s Shares in Shareholder’s sole discretion on any other matters that may be submitted to a shareholder vote, consent or other approval, at every meeting of shareholders of the Company called, and at every adjournment or postponement thereof, Shareholder shall, or shall cause the holder of record of the Shares on any applicable record date to, (i) appear at each such meeting or otherwise cause all of Shareholder’s Shares entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted all Shares entitled to vote at each such meeting (the “Vote Shares”) (A) in favor of the approval of the Merger Agreement and the principal terms of the Merger and/or (B) against (x) any action or agreement that would reasonably be expected to in any material respect impede, interfere with or prevent the Merger, including, but not limited to, any reorganization, recapitalization or liquidation involving the Company or any Subsidiary of the Company, (y) any Acquisition Proposal and any action in furtherance of any Acquisition Proposal and (z) any action, proposal, transaction or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Shareholder under this Agreement.

(b)           The obligations set forth in this Section 4 shall apply to Shareholder unless and until the earliest to occur of the termination of this Agreement or the Merger Agreement or as otherwise provided pursuant to Section 7.

(c)           Shareholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Shareholder may have, and (ii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective representatives or successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

SECTION 5.  Directors and Officers. This Agreement shall apply to Shareholder solely in Shareholder’s capacity as the beneficial owner and/or holder of record of Company Common Stock, Restricted Shares and/or other equity interests in the Company and not in Shareholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of the Company or any of its Subsidiaries and nothing in this Agreement shall (or shall require Shareholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company or any of its Subsidiaries in any respect, including the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any of its Subsidiaries or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

SECTION 6.  Further Assurances. Each party shall execute and deliver any additional documents and take such further actions as may be reasonably necessary or desirable to carry out all of the provisions hereof, including all of the parties’ obligations under this Agreement.

SECTION 7.  Termination.

(a)           This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(i)	termination of the Merger Agreement in accordance with its terms;

(ii)	the Effective Time;

(iii)
any change to the terms of the Merger without the prior written consent of Shareholder that (A) reduces the Per Share Merger Consideration (subject to adjustments in compliance with Section 4.4 of the Merger Agreement) or (B) changes the form of consideration payable in the Merger;

(iv)	a Change of Recommendation; or

(v)	the mutual written consent of Parent and Shareholder.

(b)           Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party from liability arising from any willful breach prior to such termination.

(c)           Section 10 shall survive the termination of this Agreement.

SECTION 8.  Public Announcements. Shareholder agrees that any public announcements by Shareholder relating to the transactions contemplated by this Agreement and the Merger Agreement will solely be in Shareholder’s capacity as a director or officer of the Company, and any such public announcement shall be governed by the terms and conditions of the Merger Agreement, subject to Shareholder’s ability to comply with required disclosures relating to this Agreement under the federal securities laws. Shareholder (i) consents to and authorizes the publication and disclosure by Parent and its Affiliates of Shareholder’s identity and holding of the Shares and the nature of Shareholder’s commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Entity, or any other disclosure document in connection with the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents; provided, however, that Parent and its Affiliates shall provide Shareholder with a reasonable opportunity to review and comment on such publication and/or disclosure of the name of Shareholder and/or its Affiliates in advance of such publication and/or disclosure, and shall accept any such reasonable and timely comments of the Shareholder. Shareholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

SECTION 9.  Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that Shareholder shall become the beneficial and/or record owner of any additional shares of Company Common Stock after the date of this Agreement, then the terms of this Agreement shall apply to the shares of Company Common Stock owned beneficially and/or of record by Shareholder immediately following the effectiveness of the events described in clause (a) or Shareholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder. In the event that Shareholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4, then the terms of Section 4 shall apply to such other securities as though they were Shares hereunder.

SECTION 10.  Miscellaneous.

(a)           Notices. All notices, requests, claims, demands or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent via electronic mail (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Shareholder, to:

Wesley R. Card
1411 Broadway
New York, New York 10018
E-mail:  WCard@jny.com

If to Parent or Merger Sub, to:

c/o Sycamore Partners Management, L.L.C.
9 West 57th Street, 31st Floor
New York, NY 10019
Attention:  Stefan Kaluzny and
Peter Morrow
E-mail:  skaluzny@sycamorepartners.com
  pmorrow@sycamorepartners.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Attention:  James P. Faley
E-mail:  jfaley@winston.com

and

Law Offices of Gary M. Holihan, P.C.
2345 Larkdale Drive
Glenview, Illinois 60025
Attention:  Gary M. Holihan
E-mail:  garyholihan@gmail.com

(b)           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)           Counterparts. This Agreement may be executed by PDF and in counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(d)           Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever, other than the Company which is an express third-party beneficiary of Section 4(c) of this Agreement.

(e)           Governing Law, Jurisdiction. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION, EXCEPT THAT THE PROVISIONS OF THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA SHALL APPLY (X) WITH RESPECT TO THE RIGHTS AND DUTIES OF THE BOARD OF DIRECTORS OF THE COMPANY AND (Y) WHERE SUCH PROVISIONS ARE OTHERWISE MANDATORILY APPLICABLE.  The parties hereby irrevocably submit to the exclusive personal jurisdiction of any Federal court located in the Commonwealth of Pennsylvania and any state court located in the Commonwealth of Pennsylvania (the “Chosen Courts”) in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in the Chosen Courts.  The parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 10(a) or in such other manner as may be permitted by law shall be valid, effective and sufficient service thereof. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(f)            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY OF PARENT OR ITS AFFILIATES OR THEIR REPRESENTATIVES UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(F).

(g)           Assignment; Binding Nature. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly-owned Subsidiaries of Parent, in each case to which it assigns its obligations under the Merger Agreement after providing written notice to Shareholder at least two (2) business days prior to such assignment; provided, that no such assignment shall relieve the assigning party of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h)           Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner so that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

(i)            Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, and each party waives any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 10(i).

(j)            Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(k)           No Recourse. Parent and Merger Sub agree that Shareholder (in Shareholder’s capacity as a shareholder of the Company) will not be liable for claims, losses, damages, expenses or other liabilities or obligations resulting from or related to the Merger Agreement, including the Company’s breach of the Merger Agreement.

(l)            No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(m)          No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Shareholder and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Person in the voting of any of the Shares (except as otherwise specifically provided herein) or in the performance of Shareholder’s duties or responsibilities as a shareholder of the Company.

[Signature Pages Follow]

SIGNATURE PAGE TO
SUPPORT AGREEMENT

IN WITNESS WHEREOF, Parent, Merger Sub and Shareholder have caused this Agreement to be duly executed and delivered as of the date first written above.

JASPER PARENT LLC

By:	/s/ Stefan Kaluzny
Name: Stefan Kaluzny
Title: Chief Executive Officer

JASPER MERGER SUB, INC.

By:	/s/ Stefan Kaluzny
Name: Stefan Kaluzny
Title: Chief Executive Officer

SIGNATURE PAGE TO
SUPPORT AGREEMENT

By:	/s/ Wesley R. Card
Name: Wesley R. Card

SCHEDULE I

NAME AND ADDRESS	COMPANY COMMON STOCK	RESTRICTED SHARES

Wesley R. Card
1411 Broadway
New York, New York 10018
	261,836	1,092,531